EX-7r

AMENDMENT NO. 14

to the

VARIABLE ANNUITY GMIB REINSURANCE AGREEMENT

Effective March 1, 2005

Between

JACKSON NATIONAL LIFE INSURANCE COMPANY of NEW YORK
(“CEDING COMPANY”)

and

ACE TEMPEST LIFE REINSURANCE LTD.
(“REINSURER”)

Effective May 2, 2011, this Amendment is hereby attached to and becomes a part of the above-described Reinsurance Agreement.  It is mutually agreed that the Agreement will be amended to clarify the definitions of the MONTHLY FORMULA DEDUCTIBLE and the MONTHLY FORMULA CLAIM LIMIT, to clarify the calculation of the ADJUSTED GMIB CLAIM, to remove the minimum annuity purchase amounts by product and to include new investment funds, fund name changes and fund mergers. To effect these changes, the following provisions of this Agreement are hereby amended:

▪	Article I, DEFINITIONS, is hereby replaced by the attached Article I – DEFINITIONS.

▪	Schedule B-2, Subaccounts Subject to this Reinsurance Agreement, Amendment # 13, is hereby replaced by the attached Schedule B-2.

▪	Schedule C-1, Limits and Rules of the CEDING COMPANY, amendment #5, is hereby replaced by the attached Schedule C-1.

▪	Schedule H, Ceding Company Reporting Format and Data Requirements, is hereby replaced by the attached Schedule H.

▪	Schedule J, Calculation of ADJUSTED GMIB CLAIM, is hereby replaced by the attached Schedule J.

Jackson National Life Insurance                                                                           ACE Tempest Life Reinsurance Ltd.
Company of New York

By  ____Lisa C. Drake____________________                                                                                                By  ______Huan Tseng____________________

Name __Lisa C. Drake____________________                                                                                                Name ____Huan Tseng____________________

Title  _SVP & Chief Actuary_______________                                                                                                Title  __SVP & Chief Pricing Officer_________

Date  ___4/7/11__________________________                                                                                                    Date _____4/4/11_________________________

ARTICLE I - DEFINITIONS

A. DURATION OF AGREEMENT:

EFFECTIVE DATE means March 1, 2005

BUSINESS DAY means any day that securities are traded on the New York Stock Exchange

MONTHLY VALUATION DATE means the last BUSINESS DAY of each month

REINSURANCE TERM means, for each ACTIVE CONTRACT, 25 years measured from the MONTHLY VALUATION DATE following each ACTIVE CONTRACT’s inclusion in the Agreement according to Article IV, paragraph A, B, C, or G as applicable.

TERMINATION DATE means the end of the REINSURANCE TERM for the last ACTIVE CONTRACT accepted under this Agreement.

B. CONTRACT DEFINITIONS:

ANNUITY CONTRACT means an individual variable annuity contract issued by the CEDING COMPANY to a contract owner in accordance with which CEDING COMPANY agrees to provide specified benefits in accordance with specified terms and conditions and that is or was reinsured under this Agreement, as specified in Article III, Paragraph A.

ACTIVE CONTRACT means an ANNUITY CONTRACT that remains in effect and has not been terminated due to death, lapse, surrender or some other valid contingency and has not been annuitized and includes one of the Guaranteed Minimum Income Benefits specified in Schedule A.

RETAIL ANNUITY PREMIUMS means all contributions (not reduced by subsequent withdrawals) made to the ANNUITY CONTRACT by or on behalf of the contract owner, commonly referred to as purchase payments, premiums, or deposits.

CONTRACT TYPE means one of the ANNUITY CONTRACT forms specified in Schedule B-1.

GMIB TYPE means one of the Guaranteed Minimum Income Benefits specified in Schedule A, applicable to ANNUITY CONTRACTs.

GMIB EXERCISE means an annuitization of an ACTIVE CONTRACT, where the monthly income is determined in accordance with a GMIB TYPE.

C. REINSURANCE PREMIUM DEFINITIONS:

REINSURED ACCOUNT VALUE means, for each ACTIVE CONTRACT, the sum of the invested assets in the investment funds shown in Schedule B-2 as it appears in the records of CEDING COMPANY, times the REINSURER’s quota share of risk, as shown in Schedule G.

REINSURED GMIB INCOME BASE means, for each ACTIVE CONTRACT, the contractually determined GMIB Benefit Base, subject to the CONTRACT TYPE and GMIB TYPE, times the REINSURER’s quota share of risk, as shown in Schedule G.

MONTHLY INCOME BASE means the sum of the REINSURED GMIB INCOME BASE, calculated on each MONTHLY VALUATION DATE, for all ACTIVE CONTRACTs covered by this Agreement.

QUARTERLY REINSURANCE PREMIUM RATE means the numerical value provided in Schedule D.

QUARTERLY REINSURANCE PREMIUM means the QUARTERLY REINSURANCE PREMIUM RATE times the MONTHLY INCOME BASE calculated as of MONTHLY VALUATION DATEs in March, June, September, and December of each calendar year.

REINSURANCE PREMIUM DUE DATE means the MONTHLY VALUATION DATE in March, June, September, and December of each calendar year.

REMITTANCE DATE means the last BUSINESS DAY of the month following the REINSURANCE PREMIUM DUE DATE.

D. REINSURANCE CLAIM DEFINITIONS:

ADJUSTED GMIB CLAIM means, for each ACTIVE CONTRACT that terminates through a GMIB EXERCISE, a calculated value in accordance with the formula provided in Schedule J.

REIMBURSEMENT DATE means the REMITTANCE DATE immediately following the date the REINSURER receives a request from the CEDING COMPANY for claim reimbursement.

AGGREGATE GMIB CLAIM means the sum of all ADJUSTED GMIB CLAIMs calculated through and including the current MONTHLY VALUATION DATE minus the lesser of the AGGREGATE FORMULA DEDUCTIBLE or the AGGREGATE DOLLAR DEDUCTIBLE, with the result floored at zero..

FORMULA DEDUCTIBLE RATE means the value provided in Schedule E-2.

MONTHLY FORMULA DEDUCTIBLE means the FORMULA DEDUCTIBLE RATE times the MONTHLY INCOME BASE summed over all ACTIVE CONTRACTs from their rider effective date through their first 120 MONTHLY VALUATION DATEs following the later of (i) their rider effective date or (ii) the most recent GMIB reset date..

AGGREGATE FORMULA DEDUCTIBLE means the sum of the MONTHLY FORMULA DEDUCTIBLEs through and including the current MONTHLY VALUATION DATE.

DOLLAR DEDUCTIBLE RATE means the value provided in Schedule E-1.

DOLLAR DEDUCTIBLE means the DOLLAR DEDUCTIBLE RATE times the RETAIL ANNUITY PREMIUMS attributable to each ANNUITY CONTRACT (whether or not currently active), times the quota share percentage in Schedule G.

AGGREGATE DOLLAR DEDUCTIBLE means the sum of the DOLLAR DEDUCTIBLEs for each ANNUITY CONTRACT as calculated on the current MONTHLY VALUATION DATE.

LIMITED AGGREGATE GMIB CLAIM means the least of AGGREGATE GMIB CLAIM, AGGREGATE FORMULA CLAIM LIMIT and AGGREGATE DOLLAR CLAIM LIMIT.

FORMULA CLAIM LIMIT RATE means a value provided in Schedule F-2.

MONTHLY FORMULA CLAIM LIMIT means the FORMULA CLAIM LIMIT RATE times the MONTHLY INCOME BASE summed over all ACTIVE CONTRACTs from their rider effective date through their first 120 MONTHLY VALUATION DATEs following the later of (i) their rider effective date or (ii) the most recent GMIB reset date.

AGGREGATE FORMULA CLAIM LIMIT means the sum of the MONTHLY FORMULA CLAIM LIMITS through and including the current MONTHLY VALUATION DATE.

DOLLAR CLAIM LIMIT RATE means a value provided in Schedule F-1.

DOLLAR CLAIM LIMIT means the DOLLAR CLAIM LIMIT RATE times the RETAIL ANNUITY PREMIUMS attributable to each ANNUITY CONTRACT (whether or not currently active), times the quota share percentage in Schedule G.

AGGREGATE DOLLAR CLAIM LIMIT means the sum of the DOLLAR CLAIM LIMITs for all ANNUITY CONTRACTs  as calculated on the current MONTHLY VALUATION DATE.

JNL NY ACE 2005 Treaty Article I  Amendment # 14

SCHEDULE B-2

Subaccounts Subject to this Reinsurance Agreement

Fund Name	Comment	Product Availability
JNL/American Funds Global Small Capitalization Fund	New 5/3/2010	All
JNL/American Funds New World Fund	New 5/3/2010	All
JNL/American Funds International Fund	New 5/3/2010	All
JNL/American Funds Growth-Income Fund	New 5/3/2010	All
JNL/American Funds Blue Chip Income and Growth Fund	New 5/3/2010	All
JNL/American Funds Global Bond Fund	New 5/3/2010	All
JNL/ BlackRock Commodity Securities Fund	New 1/16/2007 – Name changed from JNL/Credit Suisse Global Natural Resources effective 9/28/2009. Effective 10/11/2010, name changed from JNL/Credit Suisse Commodity Securities Fund.	All
JNL/BlackRock Global Allocation Fund	New 10/11/2010	All
JNL/Capital Guardian Global Balanced Fund	Name changed from JNL/FMR Balanced Fund effective 4/30/2007 and from JNL/FI Balanced Fund effective 12/3/2007	All
JNL/Capital Guardian Global Diversified Research Fund	Name changed from JNL/Select Global Growth Fund effective 12/3/2007	All
JNL/Capital Guardian U.S. Growth Equity Fund	Name changed from JNL/Select Large Cap Growth Fund effective 12/3/2007	All
JNL/Eagle Core Equity Fund		All
JNL/Eagle Small Cap Equity Fund		All
JNL/Franklin Templeton Founding Strategy	New 1/16/2007	All
JNL/Franklin Templeton Global Growth	New 1/16/2007	All
JNL/Franklin Templeton Income Fund	New 5/1/2006	All
JNL/Franklin Templeton International Small Cap Growth Fund	New 12/3/2007 – Name changed from JNL/Capital Guardian International Small Cap Fund effective 5/3/2010	All
JNL/Franklin Templeton Mutual Shares	New 1/16/2007	All
JNL/Franklin Templeton Small Cap Value Fund	New 5/2/05	All
JNL/Goldman Sachs Core Plus Bond Fund
Name changed from JNL/Salomon Brothers Strategic Bond Fund effective 5/1/2006, from JNL/Western Strategic Bond Fund effective 1/16/2007, and from JNL/Western Asset Strategic Bond Fund effective 4/30/2007.
All
JNL/Goldman Sachs Emerging Markets Debt Fund	New 10/6/2008	All
JNL/Goldman Sachs Mid Cap Value Fund	New 5/2/05	All
JNL/Goldman Sachs U.S. Equity Flex	New 1/16/2007. Effective 10/11/2010, name changed from JNL/Credit Suisse Long/Short.	All
JNL Institutional Alt 20 Fund	New 4/6/2009	All
JNL Institutional Alt 35 Fund	New 4/6/2009	All
JNL Institutional Alt 50 Fund	New 4/6/2009	All
JNL Institutional Alt 65 Fund	New 4/6/2009	All
JNL/ Invesco International Growth Fund	Named changed from JNL/Putnam International Equity Fund on 5/2/05 and from JNL/JPM International Equity Fund on 12/3/2007. Effective 10/11/2010, name changed from JNL/AIM International Growth Fund	All
JNL/ Invesco Large Cap Growth Fund	Name changed from JNL/AIM Large Cap Growth Fund effective 10/11/2010.	All
JNL/ Invesco Global Real Estate Fund	New 5/2/05, Name changed from JNL/AIM Real Estate Fund effective 10/6/2008. Effective 10/11/2010, name changed from JNL/AIM Global Real Estate Fund	All
JNL/ Invesco Small Cap Growth Fund	Name changed from JNL/AIM Small Cap Growth Fund effective 10/11/2010.	All
JNL/Ivy Asset Strategy	New 9/28/2009	All
JNL/JPMorgan International Value Fund		All
JNL/JPMorgan Mid Cap Growth Fund
Name changed from JNL/FMR Capital Growth Fund effective 5/1/2006, from JNL/FMR Mid-Cap Equity Fund effective 4/30/2007 and from JNL/FI Mid-Cap Equity Fund effective 12/3/2007.  Also, the JNL/Putnam Midcap Growth Fund was merged into this fund effective 12/3/2007.
All
JNL/ JPMorgan U.S. Government & Quality Bond Fund
Name changed from JNL/Salomon Brothers U.S. Govt. & Quality Bond Fund effective 5/1/2006, from JNL/Western U.S. Govt. & Quality Bond Fund effective 1/16/2007, and from JNL/Western Asset U.S. Govt. & Quality Bond Fund effective 4/30/2007.
All
JNL/Lazard Emerging Markets Fund	New 5/1/2006	All
JNL/Lazard Mid Cap Equity Fund	Name changed from JNL/Lazard Mid Cap Value Fund effective 3/31/2008	All
JNL/M&G Global Basics Fund	New 10/6/2008	All
JNL/M&G Global Leaders Fund	New 10/6/2008	All
JNL/Mellon Capital Management 10 x 10 Fund	New 4/30/2007	All
JNL/Mellon Capital Management 25 Fund	Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Management Bond Index Fund		All
JNL/Mellon Capital Management Communications Sector Fund		All
JNL/Mellon Capital Management Consumer Brands Sector Fund		All
JNL/Mellon Capital Management Oil & Gas Sector Fund	Name changed from JNL/Mellon Capital Management Energy Sector Fund on 5/2/2005.	All
JNL/Mellon Capital Management European 30 Fund	New 10/6/2008	All
JNL/Mellon Capital Management Financial Sector Fund		All
JNL/Mellon Capital Management International Index Fund		All
JNL/Mellon Capital Management Index 5 Fund	New 4/30/2007	All
JNL/Mellon Capital Management JNL 5 Fund	Effective 4/30/2007, the JNL/Mellon Capital Management Dowsm 10 Fund , the JNL/Mellon Capital Management S&P® 10 Fund , and the JNL/Mellon Capital Management Global 15 Fund merged with this fund.	All
JNL/Mellon Capital Management JNL Optimized 5 Fund	New 5/1/2006	All
JNL/Mellon Capital Management Healthcare Sector Fund	Name changed from JNL/Mellon Capital Management Pharmaceutical/Healthcare Sector Fund on 5/2/05	All
JNL/Mellon Capital Management NYSE® International 25 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management Pacific Rim 30 Fund	New 10/6/2008	All
JNL/Mellon Capital Management S&P ® SMid 60 Fund	New 4/30/2007.	All
JNL/Mellon Capital Management S&P ® 24 Fund	New 5/1/2006	All
JNL/Mellon Capital Management S&P 400 Mid Cap Index Fund		All
JNL/Mellon Capital Management S&P 500 Index Fund	Effective 4/6/2009, the JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund was merged into this fund. Effective 9/28/2009, the JNL/PPM America Core Equity Fund was merged into this fund.	All
JNL/Mellon Capital Management Select Small-Cap Fund	Effective 5/1/2006, the JNY version was merged into the JNL version.	All
JNL/Mellon Capital Management Small Cap Index Fund	Effective 4/6/2009, the JNL/Lazard Small Cap Equity Fund was merged into this fund.	All
JNL/Mellon Capital Management Technology Sector Fund		All
JNL/Mellon Capital Management Dow SM Dividend	New 1/17/2006	All
JNL/Mellon Capital Management VIP Fund		All
JNL/Mellon Capital Mgmt Nasdaq 25® Fund	Name changed from JNL/Mellon Capital Nasdaq® 15 Fund effective 12/3/2007	All
JNL/Mellon Capital Mgmt Value Line 30® Fund	Name changed from JNL/Mellon Capital Management Value Line® 25 Fund effective 12/3/2007	All
JNL/Mellon Capital Management Global Alpha Fund	New 9/28/2009	All
JNL/Oppenheimer Global Growth Fund		All
JNL/PAM Asia ex-Japan Fund	New 3/31/2008	All
JNL/PAM China-India Fund	New 3/31/2008	All
JNL/PIMCO Real Return	New 1/16/2007	All
JNL/PIMCO Total Return Bond Fund		All
JNL/PPM America Floating Rate Income Fund	New 5/2/2011	All
JNL/ PPM America High Yield Bond Fund
Name changed from JNL/Salomon Brothers High Yield Bond Fund effective 5/1/2006, from JNL/Western High Yield Bond Fund effective 1/16/2007, and from JNL/Western Asset High Yield Bond Fund effective 4/30/2007.
All
JNL/PPM America Mid-Cap Value Fund	New 3/31/2008	All
JNL/PPM America Small Cap Value Fund	New 3/31/2008	All
JNL/PPM America Value Equity	Name changed from JNL/Putnam Value Equity Fund effective 1/16/2007	All
JNL/Red Rocks Listed Private Equity Fund	New 10/6/2008	All
JNL/S&P 4 Fund	New 12/3/2007	All
JNL/S&P Competitive Advantage Fund	New 12/3/2007	All
JNL/S&P Disciplined Growth	New 1/16/2007	All
JNL/S&P Disciplined Moderate	New 1/16/2007	All
JNL/S&P Disciplined Moderate Growth	New 1/16/2007	All
JNL/S&P Dividend Income & Growth Fund	New 12/3/2007	All
JNL/S&P Intrinsic Value Fund	New 12/3/2007	All
JNL/S&P Managed Aggressive Growth Fund		All
JNL/S&P Managed Conservative Fund		All
JNL/S&P Managed Growth Fund	Effective 9/28/2009, the JNL/S&P Retirement 2020 Fund and the JNL/S&P Retirement 2025 Fund were merged into this fund	All
JNL/S&P Managed Moderate Fund	Effective 9/28/2009, the JNL/S&P Retirement Income Fund was merged into this fund.	All
JNL/S&P Managed Moderate Growth Fund	Effective 9/28/2009, the JNL/S&P Retirement 2015 Fund was merged into this fund.	All
JNL/S&P Total Yield Fund	New 12/3/2007	All
JNL/WMC Balanced	Name changed from JNL/Select Balanced effective 5/2/2011	All
JNL/WMC Money Market	Name changed from JNL/Select Money Market effective 5/2/2011	All
JNL/WMC Value	Name changed from JNL/Select Value effective 5/2/2011	All
JNL/T. Rowe Price Established Growth Fund	JNL/Alliance Capital Growth Fund was merged with this fund 5/2/05. JNL/Alger Growth Fund and JNL/Oppenheimer Growth Fund were merged with this fund on 4/30/2007.	All
JNL/T. Rowe Price Mid-Cap Growth Fund		All
JNL/T. Rowe Price Short Term Bond Fund	New 5/1/2006 – Name changed from JNL/Goldman Sachs Duration Bond Fund effective 9/28/2009	All
JNL/T. Rowe Price Value Fund		All

JNL General Account
Guaranteed Five Year Fixed		All but Perspective A Series and Advisors II
Guaranteed One Year Fixed		All but Advisors II
Guaranteed Seven Year Fixed		All but Perspective A Series and Advisors II
Guaranteed Three Year Fixed		All but Perspective A Series and Advisors II
12 Month DCA		All
6 Month DCA		All

JNL NY ACE 2005 Treaty Schedule B-2 Amendment #14

SCHEDULE C-1

Limits and Rules of the CEDING COMPANY

1)	The CEDING COMPANY will determine the Guaranteed Minimum Income Benefits for each qualified annuitization within seven (7) BUSINESS DAYs of receipt of election to annuitize under the GMIB.

2)	The CEDING COMPANY reserves the right to limit cumulative RETAIL ANNUITY PREMIUMS on ANNUITY CONTRACTs to a maximum of $1,000,000.

3)	For the purpose of Article IV paragraph G, the maximum RETAIL ANNUITY PREMIUMS per life without REINSURER’s approval is $5,000,000.

4)	Valid issue ages for GMIB annuitants are 0 to 75, age last birthday.

JNL NY ACE 2005 Treaty Schedule C-1 Amendment # 14

SCHEDULE H
CEDING COMPANY Reporting Format and Data Requirements

Monthly Reporting Data Requirements (prepared by CEDING COMPANY)
ACTIVE CONTRACTS and those terminating during the month only:
Insured Life (annuitant) SSN
Contract Identifier
Insured Life Indicator (Annuitant, Owner, or Other)
Insured Life Date of Birth
Insured Life Sex
Second Life Date of Birth (if joint contract)
Second Life Sex (if joint contract)
Issue Date
Qualified Status
Contract Type
Initial Retail Premium
Cumulative Retail Premium
Cumulative Withdrawals
Account value by subaccount
GMIB - Roll-up Amount
GMIB - MAV Amount
GMIB Reset Dates
Termination Date
Termination Reason (surrender, death, annuitization)
Optional benefit indicators
Spousal Continuation Indicator

Quarterly Reporting Requirements (prepared by REINSURER)
GAAP Surplus position
Standard and Poors Ratings

GMIB Annual Seriatim Claim Reporting (prepared by CEDING COMPANY)
This includes the following items determined as of the Date of Annuitization:

Policy Number
Date of Annuitization
Contract Issue Date
Guaranteed Purchase Rate
Current Purchase Rate based on treaty definition
Interest rate used in calculation of Current Purchase Rate
Certain Period Elected, but not to exceed 10 years
GMIB Income Base
Income Benefit Net Amount at Risk
Account Value
ADJUSTED GMIB CLAIM
Annuitant DOB
Annuitant Sex
Joint Annuitant DOB (if applicable)
Joint Annuitant Sex (if applicable)

Quarterly Statement of Account (prepared by CEDING COMPANY)
(prepared for each CONTRACT TYPE and GMIB TYPE combination and in aggregate)

1.  Calculated value of MONTHLY INCOME BASE
2.  Calculated value of QUARTERLY REINSURANCE PREMIUM
3.  Calculated value of MONTHLY FORMULA DEDUCTIBLE, AGGREGATE FORMULA DEDUCTIBLE, DOLLAR DEDUCTIBLE and AGGREGATE DOLLAR DEDUCTIBLE
4.  Calculated value of MONTHLY FORMULA CLAIM LIMIT, AGGREGATE FORMULA CLAIM LIMIT, DOLLAR CLAIM LIMIT and AGGREGATE DOLLAR CLAIM LIMIT
5.  Calculated value of ADJUSTED GMIB CLAIMs, AGGREGATE GMIB CLAIM, and LIMITED AGGREGATE GMIB CLAIM

JNL NY ACE 2005 Treaty Schedule H  Amendment # 14

SCHEDULE  J

Calculation of ADJUSTED GMIB CLAIM

A. Income Benefit Net Amount at Risk (IBNARt)

The IBNARt for each ANNUITY CONTRACT reinsured hereunder in calendar year t shall be equal to the following:

IBNARt = Maximum (RGIBt * Minimum (GAPRt / CAPRt, 0.8) – RAVt, 0)

where:

RGIBt is the REINSURED GMIB INCOME BASE, and RAVt is the REINSURED ACCOUNT VALUE, both as defined in Article I, calculated on the ANNUITY CONTRACT’s annuitization date that occurs on or following the contract’s calendar year t anniversary.

GAPRt is the Guaranteed Annuity Purchase Rate (monthly income per $1000 of RGIB), calculated on the ANNUITY CONTRACT’s annuitization date that occurs on or following the contract’s calendar year t anniversary, using the following assumptions:
•	Mortality Table Annuity2000 Valuation Table – Age Nearest Birthday
•	Age Setback 10 years
•	Mortality Improvement: None
•	Interest Rate: 2.5% all years; annual effective rate
•	Age: Age Last Birthday on exercise date
•	Annuity Form: Life contingent immediate annuity, not to exceed 10-year certain
Annuity Load:                                                      2.0%
Payment Mode:                                            Monthly, regardless of mode elected
Certain Period:                                               Elected period but no greater than 10 years

Single Life Formulas:                                                  Life Annuity =

          Life Annuity with 10 year certain period =

Joint Life Formulas:                                                      Joint Life Annuity =

       Joint Life Annuity with 10 year certain period =

Unisex Rates:                                                      40%/60% male/female blended at the qx level

CAPRt is the Current Annuity Purchase Rate (monthly income per $1000 of RGIB), calculated on the ANNUITY CONTRACT’s annuitization date that occurs on or following the contract’s calendar year t anniversary, using the following assumptions:
•	Mortality Table Annuity2000 Valuation Table – Age Nearest Birthday
•	Age Setback None
•	Mortality Improvement: Scale G (as shown in the 1995 Transactions of the Society of
•	Actuaries) from calendar year 2000 to exercise year
Interest Rate:	The yield on the most recently auctioned 10-year Treasury Security, as posted in the Wall Street Journal, at the beginning of the month in which exercise occurs, plus 75 bps
•	Age: Age Last Birthday on exercise date
•	Annuity Form: Life contingent immediate annuity, not to exceed 10-year certain
•	Annuity Load: 0.0%.
Payment Mode:                                        Monthly, regardless of mode elected
Certain Period:                                        Elected period but no greater than 10 years
Single Life Formulas:                                                   same as for GAPRt
Joint Life Formulas:                                                   same as for GAPRt
Unisex Rates:	Projected sex-distinct mortality rates according to Mortality
Improvement section, then blended 40%/60% male/female

The impact of premium taxes, commissions, other expenses, and gender on the calculation of GAPRt and CAPRt will be applied on a consistent basis.

The monthly income calculated from CAPRt is for reinsurance purposes only, and the CEDING COMPANY may use other approaches with retail customers.

B. Annual Annuitization Limit Ratio (AALRatiot)

The AALRatiot for calendar year t shall be equal to the following:

AALRatiot = ExercisedRGIBt / EligibleRGIBt

where:

ExercisedRGIBt is the sum of the REINSURED GMIB INCOME BASE measured on the annuitization date for each ACTIVE CONTRACT that terminates through a GMIB EXERCISE on or following the contract’s calendar year t anniversary.

EligibleRGIBt is the sum of a) plus b) plus c) where
a)	is the ExercisedRGIBt,
b)	is the sum the REINSURED GMIB INCOME BASE as of the first MONTHLY VALUATION DATE on or following the contract’s calendar year t anniversary for each ANNUITY CONTRACT that:
i.)	was an ACTIVE CONTRACT as of the first MONTHLY VALUATION DATE on or following the contract’s calendar year t anniversary, and
ii.)	had been reinsured hereunder for at least 120 months for GMIB form numbers without annual resets or for 120 months since the last reset date for GMIB form numbers with annual resets,
iii.)	is not included in a).
c)	is the sum of the REINSURED GMIB INCOME BASE as of the termination date for each ANNUITY CONTRACT that:
i.)	terminated between the contract’s calendar year t anniversary and the first MONTHLY VALUATION DATE on or following the contract’s calendar year t anniversary, and
ii.)	had been reinsured hereunder for at least 120 months for GMIB form numbers without annual resets or for 120 months since the last reset date for GMIB form numbers with annual resets, and
iii.)	is not included in a).

C. ADJUSTED GMIB CLAIM (AdjGMIBt)

The ADJUSTED GMIB CLAIM for each ANNUITY CONTRACT that terminated through a GMIB EXERCISE on or following the contract’s calendar year t anniversary shall be equal to the following:

AdjGMIBt = IBNARt * (Minimum (AALRatiot, 0.20) / AALRatiot)

D. GUARANTEED ANNUITY PURCHASE RATES TABLES

The following table contains the Guaranteed Annuity Purchase Rates for both “life only” and "life with 10-year certain" annuitization payout options for attained ages 40 through 99 and selected combinations of joint life ages. Values shown are the monthly income amounts per $1,000 applied. The purchase rates for other ages and options are to be calculated in a consistent manner.

Single Life Annuities
TABLE OF GUARANTEED ANNUITY PURCHASE RATES
(MONTHLY INSTALLMENTS)

	No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.
Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain
Payee			Payee			Payee			Payee			Payee			Payee
Male	Life	120	Male	Life	120	Female	Life	120	Female	Life	120	Unisex	Life	120	Unisex	Life	120
40	2.85	2.84	70	4.62	4.53	40	2.74	2.74	70	4.24	4.19	40	2.78	2.78	70	4.39	4.33
41	2.88	2.87	71	4.74	4.64	41	2.76	2.76	71	4.34	4.29	41	2.81	2.81	71	4.50	4.43
42	2.90	2.90	72	4.87	4.76	42	2.79	2.79	72	4.45	4.39	42	2.84	2.83	72	4.62	4.54
43	2.93	2.93	73	5.01	4.88	43	2.81	2.81	73	4.57	4.50	43	2.86	2.86	73	4.75	4.65
44	2.97	2.96	74	5.16	5.00	44	2.84	2.84	74	4.69	4.61	44	2.89	2.89	74	4.88	4.77
45	3.00	2.99	75	5.32	5.13	45	2.87	2.87	75	4.83	4.73	45	2.92	2.92	75	5.02	4.89
46	3.03	3.03	76	5.49	5.27	46	2.90	2.90	76	4.97	4.85	46	2.95	2.95	76	5.18	5.02
47	3.07	3.06	77	5.67	5.41	47	2.93	2.93	77	5.12	4.99	47	2.99	2.98	77	5.34	5.16
48	3.11	3.10	78	5.87	5.56	48	2.96	2.96	78	5.28	5.13	48	3.02	3.02	78	5.51	5.30
49	3.15	3.14	79	6.07	5.72	49	2.99	2.99	79	5.46	5.27	49	3.06	3.05	79	5.70	5.45
50	3.19	3.18	80	6.29	5.87	50	3.03	3.03	80	5.65	5.43	50	3.09	3.09	80	5.90	5.61
51	3.23	3.22	81	6.53	6.04	51	3.07	3.06	81	5.85	5.59	51	3.13	3.13	81	6.12	5.77
52	3.28	3.27	82	6.78	6.20	52	3.10	3.10	82	6.07	5.76	52	3.17	3.17	82	6.35	5.94
53	3.33	3.32	83	7.04	6.37	53	3.14	3.14	83	6.31	5.94	53	3.22	3.21	83	6.60	6.12
54	3.38	3.36	84	7.33	6.55	54	3.19	3.18	84	6.57	6.12	54	3.26	3.25	84	6.87	6.30
55	3.43	3.41	85	7.63	6.72	55	3.23	3.22	85	6.85	6.31	55	3.31	3.30	85	7.16	6.48
56	3.48	3.47	86	7.96	6.90	56	3.28	3.27	86	7.15	6.51	56	3.36	3.35	86	7.47	6.67
57	3.54	3.52	87	8.31	7.07	57	3.32	3.31	87	7.48	6.71	57	3.41	3.40	87	7.80	6.86
58	3.60	3.58	88	8.68	7.24	58	3.37	3.36	88	7.83	6.91	58	3.47	3.45	88	8.16	7.05
59	3.66	3.64	89	9.08	7.42	59	3.43	3.42	89	8.21	7.11	59	3.52	3.51	89	8.55	7.23
60	3.73	3.70	90	9.51	7.58	60	3.48	3.47	90	8.63	7.30	60	3.58	3.56	90	8.97	7.42
61	3.80	3.77	91	9.97	7.75	61	3.54	3.53	91	9.08	7.50	61	3.65	3.63	91	9.43	7.60
62	3.87	3.84	92	10.46	7.90	62	3.60	3.59	92	9.57	7.68	62	3.71	3.69	92	9.92	7.77
63	3.95	3.91	93	10.98	8.05	63	3.67	3.65	93	10.10	7.86	63	3.78	3.76	93	10.44	7.94
64	4.03	3.99	94	11.54	8.19	64	3.74	3.72	94	10.67	8.03	64	3.86	3.83	94	11.01	8.10
65	4.11	4.07	95	12.13	8.32	65	3.81	3.79	95	11.29	8.19	65	3.93	3.90	95	11.62	8.24
66	4.20	4.15	96	12.77	8.44	66	3.89	3.86	96	11.96	8.33	66	4.01	3.98	96	12.28	8.38
67	4.30	4.24	97	13.44	8.55	67	3.97	3.94	97	12.68	8.46	67	4.10	4.06	97	12.98	8.50
68	4.40	4.33	98	14.16	8.65	68	4.05	4.02	98	13.44	8.58	68	4.19	4.14	98	13.73	8.61
69	4.51	4.43	99	14.93	8.74	69	4.15	4.10	99	14.25	8.68	69	4.29	4.24	99	14.52	8.71
Guaranteed Purchase Rates -Joint and Survivor Life Annuity

Age of Male Annuitant	Age of Female Contingent Annuitant
	50	55	60	65	70	75	80	85	90
55	$2.89	$2.99	$3.09	$3.18	$3.25	$3.31	$3.35	$3.38	$3.40
60	2.93	3.06	3.19	3.32	3.43	3.52	3.59	3.64	3.68
65	2.96	3.11	3.27	3.44	3.60	3.75	3.87	3.96	4.02
70	2.98	3.15	3.34	3.55	3.77	3.99	4.18	4.34	4.45
75	3.00	3.18	3.39	3.64	3.92	4.21	4.51	4.77	4.98
80	3.01	3.20	3.42	3.70	4.03	4.41	4.82	5.23	5.59
85	3.02	3.21	3.45	3.74	4.11	4.56	5.09	5.68	6.25
90	3.02	3.22	3.46	3.77	4.16	4.66	5.30	6.06	6.90

Guaranteed Purchase Rates - Joint and Survivor Life Annuity and 10 Year Certain Period

Age of Male Annuitant	Age of Female Contingent Annuitant
	50	55	60	65	70	75	80	85	90
55	$2.89	$2.99	$3.09	$3.18	$3.25	$3.31	$3.35	$3.38	$3.40
60	2.93	3.06	3.19	3.32	3.43	3.52	3.59	3.64	3.67
65	2.96	3.11	3.27	3.44	3.60	3.75	3.87	3.95	4.01
70	2.98	3.15	3.34	3.55	3.77	3.98	4.17	4.32	4.43
75	3.00	3.18	3.39	3.63	3.91	4.21	4.49	4.74	4.93
80	3.01	3.20	3.42	3.70	4.02	4.40	4.80	5.18	5.49
85	3.02	3.21	3.44	3.74	4.10	4.54	5.05	5.58	6.06
90	3.02	3.22	3.46	3.76	4.15	4.63	5.23	5.90	6.57

E. SAMPLE CURRENT ANNUITY PURCHASE RATES TABLES

The following tables contains sample Current Annuity Purchase Rates for both “life only” and "life with 10-year certain" annuitization payout options for attained ages 40 through 99 and selected combinations of joint life ages, based on a GMIB exercise in 2015 and a 10-year Treasury Security equal to 5% . Values shown are the monthly income amounts per $1,000 applied. The purchase rates for other ages, options, exercise years, and 10-year Treasury Security rates are to be calculated in a consistent manner.

Single Life Annuities
TABLE OF SAMPLE CURRENT ANNUITY PURCHASE RATES
2015 year of annuitization and 10-yr Treasury rate = 5%
(MONTHLY INSTALLMENTS)

	No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.			No. of Mos.
Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain		Age of	Certain
Payee			Payee			Payee			Payee			Payee			Payee
Male	Life	120	Male	Life	120	Female	Life	120	Female	Life	120	Unisex	Life	120	Unisex	Life	120
40	5.24	5.23	70	7.95	7.50	40	5.11	5.10	70	7.28	7.06	40	5.16	5.15	70	7.55	7.24
41	5.27	5.26	71	8.16	7.64	41	5.13	5.13	71	7.46	7.20	41	5.19	5.18	71	7.74	7.38
42	5.31	5.30	72	8.39	7.79	42	5.16	5.15	72	7.66	7.35	42	5.22	5.21	72	7.95	7.53
43	5.35	5.33	73	8.63	7.95	43	5.19	5.18	73	7.88	7.51	43	5.25	5.24	73	8.17	7.69
44	5.39	5.37	74	8.89	8.10	44	5.22	5.21	74	8.11	7.67	44	5.29	5.27	74	8.42	7.85
45	5.43	5.41	75	9.16	8.26	45	5.25	5.24	75	8.36	7.84	45	5.32	5.31	75	8.68	8.01
46	5.47	5.45	76	9.46	8.42	46	5.28	5.27	76	8.63	8.02	46	5.36	5.34	76	8.96	8.18
47	5.52	5.49	77	9.78	8.59	47	5.32	5.31	77	8.92	8.20	47	5.40	5.38	77	9.26	8.36
48	5.57	5.54	78	10.11	8.75	48	5.36	5.35	78	9.23	8.38	48	5.44	5.42	78	9.58	8.53
49	5.62	5.58	79	10.48	8.91	49	5.40	5.38	79	9.58	8.57	49	5.49	5.47	79	9.93	8.71
50	5.67	5.63	80	10.87	9.08	50	5.44	5.43	80	9.95	8.76	50	5.54	5.51	80	10.31	8.89
51	5.73	5.69	81	11.28	9.24	51	5.49	5.47	81	10.35	8.94	51	5.59	5.56	81	10.72	9.07
52	5.79	5.74	82	11.73	9.39	52	5.54	5.52	82	10.79	9.13	52	5.64	5.61	82	11.16	9.24
53	5.85	5.80	83	12.21	9.55	53	5.59	5.56	83	11.26	9.31	53	5.70	5.66	83	11.63	9.41
54	5.92	5.86	84	12.72	9.69	54	5.65	5.62	84	11.77	9.48	54	5.76	5.72	84	12.15	9.57
55	5.99	5.93	85	13.27	9.83	55	5.70	5.67	85	12.33	9.65	55	5.82	5.78	85	12.70	9.72
56	6.07	6.00	86	13.86	9.96	56	5.77	5.73	86	12.94	9.80	56	5.89	5.84	86	13.30	9.87
57	6.15	6.07	87	14.50	10.09	57	5.83	5.79	87	13.59	9.95	57	5.96	5.91	87	13.95	10.01
58	6.24	6.15	88	15.19	10.21	58	5.90	5.86	88	14.29	10.09	58	6.04	5.98	88	14.65	10.14
59	6.33	6.24	89	15.92	10.32	59	5.98	5.93	89	15.04	10.22	59	6.12	6.05	89	15.39	10.26
60	6.44	6.33	90	16.70	10.42	60	6.06	6.00	90	15.84	10.33	60	6.21	6.13	90	16.18	10.37
61	6.54	6.42	91	17.52	10.51	61	6.15	6.08	91	16.68	10.44	61	6.31	6.22	91	17.01	10.47
62	6.66	6.52	92	18.40	10.59	62	6.24	6.17	92	17.56	10.53	62	6.41	6.31	92	17.89	10.56
63	6.78	6.62	93	19.34	10.67	63	6.34	6.26	93	18.48	10.62	63	6.52	6.41	93	18.82	10.64
64	6.92	6.73	94	20.36	10.73	64	6.45	6.35	94	19.47	10.68	64	6.64	6.51	94	19.83	10.70
65	7.06	6.85	95	21.50	10.78	65	6.56	6.45	95	20.56	10.74	65	6.76	6.61	95	20.93	10.76
66	7.22	6.97	96	22.78	10.82	66	6.69	6.56	96	21.77	10.79	66	6.90	6.73	96	22.17	10.80
67	7.38	7.09	97	24.25	10.85	67	6.82	6.67	97	23.17	10.83	67	7.04	6.84	97	23.60	10.84
68	7.56	7.22	98	26.03	10.87	68	6.96	6.79	98	24.86	10.86	68	7.20	6.97	98	25.32	10.86
69	7.75	7.36	99	28.03	10.88	69	7.12	6.92	99	26.75	10.88	69	7.37	7.10	99	27.26	10.88

Current Purchase Rates - 2015 year of annuitization and 10-yr Treasury rate = 5%:

Joint and Survivor Life Annuity

Age of Male Annuitant	Age of Female Contingent Annuitant
	50	55	60	65	70	75	80	85	90
55	$5.24	$5.36	$5.48	$5.60	$5.71	$5.80	$5.87	$5.92	$5.95
60	5.29	5.44	5.61	5.78	5.95	6.10	6.22	6.30	6.36
65	5.34	5.52	5.73	5.96	6.21	6.45	6.65	6.81	6.91
70	5.37	5.57	5.83	6.13	6.47	6.83	7.16	7.44	7.64
75	5.39	5.62	5.90	6.27	6.70	7.20	7.72	8.18	8.55
80	5.41	5.65	5.96	6.37	6.90	7.55	8.27	9.01	9.64
85	5.42	5.67	6.00	6.44	7.04	7.83	8.78	9.84	10.86
90	5.43	5.68	6.03	6.49	7.14	8.03	9.20	10.61	12.12

Joint and Survivor Life Annuity and 10 Year Certain Period

Age of Male Annuitant	Age of Female Contingent Annuitant
	50	55	60	65	70	75	80	85	90
55	$5.24	$5.36	$5.48	$5.60	$5.71	$5.79	$5.86	$5.90	$5.92
60	5.29	5.44	5.61	5.78	5.94	6.08	6.19	6.26	6.30
65	5.33	5.51	5.72	5.96	6.20	6.42	6.61	6.73	6.80
70	5.37	5.57	5.82	6.12	6.45	6.78	7.07	7.29	7.42
75	5.39	5.61	5.89	6.25	6.66	7.12	7.56	7.90	8.12
80	5.41	5.64	5.94	6.34	6.84	7.41	8.01	8.51	8.84
85	5.42	5.66	5.98	6.40	6.95	7.63	8.36	9.02	9.49
90	5.42	5.67	5.99	6.43	7.02	7.76	8.60	9.38	9.96

JNL NY ACE 2005 Treaty Schedule J  Amendment # 14